EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-107305) pertaining to the Michelle LeDell Non-Qualified Stock Option Agreement dated January 18, 2002; the Frank Berning Non-Qualified Stock Option Agreement dated October 23, 2002; the Josephine Kelly Non-Qualified Stock Option Agreement dated October 23, 2002; the Michael Mascitelli Non-Qualified Stock Option Agreement dated October 23, 2002; the Ralph Luts Non-Qualified Stock Option Agreement dated October 23, 2002; the Kathleen Izzo Non-Qualified Stock Option Agreement dated October 23, 2002; the Carole J. Barry Non-Qualified Stock Option Agreement dated October 23, 2002; the James Cantwell Non-Qualified Stock Option Agreement dated November 11, 2002; the Pamela Plaster Non-Qualified Stock Option Agreement dated November 20, 2002; the Cheryl Jorgenson Non-Qualified Stock Option Agreement dated November 20, 2002; the Rebecca Klaus Non-Qualified Stock Option Agreement dated November 20, 2002; the Renee West Non-Qualified Stock Option Agreement dated November 20, 2002; the Paul M. Frank Non-Qualified Stock Option Agreement dated June 9, 2003; and the Richard Amico Non-Qualified Stock Option Agreement dated June 9, 2003, of our report dated February 10, 2003, with respect to the consolidated financial statements and schedule of Curative Health Services, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/S/    ERNST & YOUNG LLP

Melville, New York

August 25, 2003